STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE
                      ARTICLES OF MERGER OR SHARE EXCHANGE


         Pursuant to Section 33-11-105 of the 1976 South Carolina Code of Laws, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange as the case may be, hereby submits the following information:

1. The name of the surviving or acquiring corporation is Business Men's Assurance Company of America.

2. The Plan of Merger by which Liberty Life Insurance Company merges with and into Business Men's Assurance Company of America is set forth in Exhibit A which is attached hereto and is hereby incorporated herein by reference.

3. Business Men's Assurance Company of America. The Plan of Merger was duly approved by the shareholders of the Corporation as follows:



Voting Group      Number of      Number of     Number of       Number of
                Outstanding    Votes entitled    Votes         Undisputed
                  Shares        to be cast    Represented at  Shares for or
                                                 Meeting         Against
-------------   -------------   -------------  -----------     ----------------
 Common          5,114,112    5,114,112     5,114,112        5,114,112 (For)
--------------------------- ------------------------- -------------------------


4. Liberty Life Insurance Company. The Plan of Merger was duly approved by the shareholders of the corporation as follows:


Voting Group      Number of      Number of     Number of       Number of
                Outstanding    Votes entitled    Votes         Undisputed
                  Shares        to be cast    Represented at  Shares for or
                                               Meeting           Against
-------------   -------------   -------------  -----------     ----------------
Common          992             992              992               992 (For)
--------------------------- ------------------------- -------------------------

5. These Articles of Merger and the Plan of Merger incorporated hereby by reference shall be effective, in accordance with Article II of said Plan of Merger; at 11:59:59 p.m., Eastern Standard Time, on June 30, 2006.


DATE:             February 28, 2006



(CORPORATE SEAL)           BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA


                                            By: /s/R. DAVID BLACK
                                                     President
Attest:

/s/ROBERT T. COLEMAN, III
Secretary





                                    EXHIBIT A



                                 PLAN OF MERGER
                         BY WHICH LIBERTY LIFE INSURANCE COMPANY
                              MERGES WITH AND INTO
                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA


This Plan of Merger, hereinafter referred to as the Plan of Merger, dated as of February 28, 2006, by and between Liberty Life Insurance Company, a corporation organized and existing under the laws of the State of South Carolina, hereinafter referred to as the Merging Corporation, and Business Men's Assurance Company of America, a corporation organized and existing under the laws of the State of South Carolina, hereinafter referred to as the Surviving Corporation, the Merging Corporation and the Surviving Corporation hereinafter collectively referred to as the Constituent Corporations, is as follows:

                              STATEMENT OF PURPOSE

The Merging Corporation is a life, accident and health insurance company. The Surviving Corporation is a life, accident and health insurance company. The Surviving Corporation is a wholly owned subsidiary of the Merging Corporation. The respective Boards of Directors and Shareholders of each of the Constituent Corporations deem it advisable and in the best interest of each such corporation that the Merging Corporation merge with and into the Surviving Corporation on the terms and conditions set forth herein, and further, that contemporaneously to the merger, the name of the Surviving Corporation be changed to Liberty Life Insurance Company.

                                 PLAN OF MERGER

In consideration of the premises and pursuant to the terms and conditions hereinafter set forth, the parties hereto agree that, in accordance with the terms of this Plan of Merger and the applicable statutes of the State of South Carolina, the Constituent Corporations shall make appropriate filings as required by law with the Secretary of State of the State of South Carolina such that the Merging Corporation shall be merged with and into the Surviving Corporation, and the terms and conditions of such merger, hereinafter referred to as the Merger, and the mode of carrying the Merger into effect shall be as follows:

                       ARTICLE I. CONSTITUENT CORPORATIONS

         1.1 Names. The names of the corporations which will be merged pursuant to this Plan of Merger are Liberty Life Insurance Company as the Merging Corporation, and Business Men's Assurance Company of America as the Surviving Corporation.

         1.2 Outstanding Shares. As to each of the Constituent Corporations, the designation and number of outstanding shares of each class and series of stock entitled to vote on the Plan of Merger is as follows:


                                Number of         Number of Shares
Name of Corporation       Shares Outstanding       Entitled to Vote

--------------------      --------------------    -------------------

Liberty Life Insurance
Company                         992                  992

Business Men's Assurance
Company of America             5,114,112          5,114,112


None of the aforementioned shares are (i) subject to change prior to the Effective Time of the Merger or (ii) entitled to vote as a class.

         1.3      Share Exchange.

             (a) The following events shall be deemed to occur simultaneously as of the Effective Time:

                  (i) the stock certificates representing all issued and outstanding shares of common stock of the Surviving Corporation shall be canceled;

                 (ii) the Surviving Corporation shall issue a certificate representing 9,920,000 newly issued shares of the common stock of the Surviving Corporation in the name of the shareholder of the Merging Corporation ("New Surviving Corporation Shares"); and

                (iii) the shareholder of the Merging Corporation shall surrender the stock certificates representing all issued and outstanding shares of common stock of the Merging Corporation (the "Merging Corporation Certificates") in exchange for the New Surviving Corporation Shares. From the Effective Date and until so surrendered for exchange, the Merging Corporation Certificates shall be deemed for all purposes to represent only a right to receive the New Surviving Corporation Shares and shall represent no ownership or other similar rights in the Merging Corporation or the Surviving Corporation.

             (b) As of the Effective Time, the Merging Corporation Certificates shall be canceled and the shareholder of the Merging Corporation shall receive all of the New Surviving Corporation Shares in exchange for the Merging Corporation Certificates.

                   ARTICLE II. TERMS AND CONDITIONS OF MERGER

         2.1 Compliance with Applicable Law. The Merging Corporation shall be merged with and into the Surviving Corporation, and the separate corporation existence of the Merging Corporation shall thereby cease. The corporation existence of the Surviving Corporation shall continue following the Merger and the Surviving Corporation shall continue to be governed by the laws of the State of South Carolina. The Merger shall be pursuant to the provisions of the South Carolina Business Corporation Act. This Plan of Merger shall be adopted by appropriate resolutions of the Boards of Directors and the Shareholders of the Constituent Corporations, and such resolutions shall appear on the official records of each of such Constituent Corporations.

         2.2 Rights of Surviving Corporation. Except as herein otherwise specifically set forth, from and after the Effective Time, the Surviving Corporation shall, to the extent consistent with its Articles of Incorporation, possess all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations and all property, real, personal and mixed, all debts due on whatever account, all other choices in action and all and every other interest, of or belonging to or due to each of the Constituent Corporations so merged, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in any of the Constituent Corporations shall not revert to or be in any way impaired by reason of such Merger.

         2.3 Obligations of Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall thenceforth be responsible and liable for all of the debts, liabilities, obligations, duties and penalties of each of the Constituent Corporations, and all said debts, liabilities, obligations, duties and penalties shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities, obligations, duties and penalties had been incurred or contracted by it. No liability or obligation due at the Effective Time, or then to become due, nor any claim or demand for any cause then existing against any of the Constituent Corporations, or any shareholder, officer or director thereof, shall be released or impaired by the Merger, and all rights of creditors and all liens upon property of any of the Constituent Corporations shall be preserved unimpaired. Any existing claim or any action or proceeding, civil or criminal, pending by or against any of the Constituent Corporations may be prosecuted as if such Merger had not taken place. The Surviving Corporation may be substituted in place of the Merging Corporation, and any judgment rendered against any of the Constituent Corporations may be enforced against the Surviving Corporation.

         2.4 Effective Time. The Merger provided for in this Plan of Merger shall become effective at 11:59:59 p.m. Eastern Standard Time, June 30, 2006, (or such other time and date as may be agreed to in writing by the Constituent Corporations) for all purposes of the laws of the State of South Carolina, pursuant to Section 33-11-105(b) of the South Carolina Business Corporation Act (such time and date when the Merger becomes effective being referred to herein as the Effective Time).

                         ARTICLE III. CHARTER AND BYLAWS

         3.1 Amendment of Articles of Incorporation of Surviving Corporation. Immediately upon the Effective Time as provided in Article II, the Articles of Incorporation of the Surviving Corporation shall continue to be the Articles of Incorporation of the Surviving Corporation, except that paragraph 1 of the Articles of Incorporation of the Surviving Corporation be amended to read as follows:

          The name of the corporation is Liberty Life Insurance Company

         3.2 Amendment of Bylaws of Surviving Corporation. Immediately upon the Effective Time as provided in Article II, the Bylaws of the Surviving Corporation shall continue to be the Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be changed to:

                         Liberty Life Insurance Company

                       ARTICLE IV. DIRECTORS AND OFFICERS

         4.1 Continuation of Directors. The persons who are the directors of the Surviving Corporation immediately prior to the Effective Time shall, after the Merger, continue as the directors of the Surviving Corporation, without change, to serve subject to the provisions of the Bylaws of the Surviving Corporation, until their successors have been duly elected and qualified in accordance with the laws of the State of South Carolina and the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         4.2 Continuation of Officers. The persons who are the officers of the Surviving Corporation and the Merging Corporation immediately prior to the Effective Time shall, after the Merger, continue as or become, as appropriate, the officers of the Surviving Corporation, without change, to serve subject to the provisions of the Bylaws of the Surviving Corporation, until their successors have been duly elected and qualified in accordance with the laws of the State of South Carolina and the Articles of Incorporation and the Bylaws of the Surviving Corporation.

                 ARTICLE V. DISSENTING SHAREHOLDERS AND NOTICES

         5.1 Dissenting Shareholders. Inasmuch as it is a condition of the Merger that all Shareholders of the Constituent Corporations approve the Merger, there will not be any Shareholder of either Constituent Corporation who will dissent from the Merger.



                    ARTICLE VI. TERMINATION OF PLAN OF MERGER

         6.1 Termination. Notwithstanding anything herein to the contrary, this Plan of Merger may be terminated by the action of the Board of Directors of either of the Constituent Corporations, if it shall deem such action necessary, desirable and in the best interests of the respective corporation, at any time prior to the time that the Articles of Merger with respect to the Merger contemplated herein shall be filed with the Secretary of State of the State of South Carolina with respect to the Surviving Corporation. In the event of such termination, this Plan shall become void and shall have no effect. Such termination shall not give rise to any liability on the part of either of the Constituent Corporations or its Directors, Officers or Shareholders in respect of this Plan of Merger.

         6.2 Further Actions. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances or any things are necessary or desirable to vest in the Surviving Corporation, in accordance with the terms of this Plan of Merger or the Merger, the title of any property or rights of the Merging Corporation, the last acting officers and directors of the Merging Corporation or the corresponding officers and directors of the Surviving Corporation shall and will execute all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, or otherwise to carry out the purposes of this Plan of Merger or the Merger.

         6.3 Governing Law. This Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with laws of the State of South Carolina.

         6.4 Amendment. The respective Boards of Directors of the Constituent Corporations may, prior to the filing of the Articles of Merger with the Secretary of State of the State of South Carolina, agree to and effect amendments to this Agreement to the extent permitted by law.



         IN WITNESS WHEREOF, this Plan of Merger has been signed by the President and Secretary of Liberty Life Insurance Company and by the President and Secretary of Business Men's Assurance Company of America, each thereunto duly authorized all as of the day and year first above written.


(CORPORATE SEAL)                                     LIBERTY LIFE INSURANCE
COMPANY


                                                   By:  /s/R. DAVID BLACK
                                                          President

Attest:

/s/ROBERT T. COLEMAN, III
Secretary


(CORPORATE SEAL)                                     BUSINESS MEN'S ASSURANCE
                                                        COMPANY OF AMERICA


                                                    By:  /s/R. DAVID BLACK
                                                               President

Attest:

/s/ROBERT T. COLEMAN, III
Secretary